CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Nu Horizons Electronics Corp. and Subsidiaries

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated May 18, 1995, relating to the consolidated financial statements of Nu Horizons Electronics Corp. and Subsidiaries and to the reference to our firm under the caption "Experts" in this registration statement.

/s/ Lazar, Levine & Company LLP
New York, New York
September 25, 1995